LEASE AGREEMENT
                           ---------------

    THIS LEASE entered into the dates hereinafter set forth between FREDRIC C. STEIN, (hereinafter called the "Lessor") ,and TELCO COMMUNICATIONS GROUP, INC., a Virginia corporation, (hereinafter referred to as "Lessee").

                              WITNESSETH:
                              ----------

     The Lessor does by these presents lease and let unto the Lessee the real property located in Broward County and commonly known as:

                           1526 N.W. 23rd Avenue
                          Fort Lauderdale, Florida 33311

   Square footage of bay area is 4,105 S.F.+/-, which includes an office area.

     TO HAVE AND TO HOLD the said leased property, including access parking rights, for use as a facility for telecommunication facility for a lease term of five (5) years from and after the commencement of the term as hereinafter provided.

     In consideration of the premises, it is mutually covenanted and agreed by and between Lessor and Lessee as follows:

     1.  RENT CONSIDERATION:  The Lessee shall pay Lessor as rent for the
         ------------------
demised premises and appurtenances rights the monthly sum of $2,052.50, plus sales tax (presently 6%) in the amount of $123.15 per month, for a total monthly rent of $2,175.65 for the first year. Commencing the second year of this lease and each year thereafter, the rent shall be adjusted in accordance with the Consumer Price Index (CPI), see paragraph 5 below. Rent is due on
                                                             --------------
the first day of each month without demand.  The following amounts shall be
------------------------------------------
paid at execution of this Lease:

                                                               Total
                                             Sales Tax        Received
                                             ---------        --------

First Month's Rent              $2,052.50      $123.15       $2,175.65

Security Deposit (Total Due)    $3,263.47        N/A         $3,263.47
                                                              --------
Total Received                                               $5,439.12


     2.  PAYMENT OF RENT:  If Lessee shall fail to pay any rent within (10)
         ---------------
days of its due date, then Lessee shall also pay to Lessor a late charge of $100.00 if the rent is not paid within thirty days of its due date. If the rent remains past due after the thirtieth day of its due date, then an additional $400.00 late charge shall be assessed for each month that the rent shall remain unpaid. Lessee understands that this paragraph does not imply a grace period and that rent is due on the first day of each and every month. Any payment of rent after such time shall create a default as defined in Paragraph 24.

     3.  POSSESSION AND COMMENCEMENT OF TERM:  Except as otherwise provided in
         -----------------------------------
this Lease, Lessor shall deliver possession of the Leased Premises to Lessee on May 1st, 1996. In the event Lessor fails to deliver the Leased Premises on the commencement date because the Leased Premises are not ready for occupancy, or because the previous occupant of said premises is holding over, or for any other cause whatsoever, Lessor shall not be liable to Lessee for damages as a result of Lessor's delay in delivering such premises, and Lessee shall have no right to terminate the Lease, or content the validity of the Lease, and the commencement date of the Lease shall be postponed until such time as the Leased Premises are ready for Lessee's occupancy. However, if the Leased Premises are not ready for Lessee's occupancy by July 1st, 1996, then Lessee, with written notice to Lessor, shall have the right to terminate this Lease with all monies deposited with Lessor refunded to Lessee, and Lease shall have no further force or effect on the either party. This Lease shall be contingent upon Lessor executing a "Certificate and Disclaimer of Record Owner and any Mortgage of Real Estate" to be furnished from DSC Finance Corporation. Said Certificate shall be furnished to Lessor prior to Lessor's execution of this Lease.

     4. OPTION TO RENEW: Lessor hereby grants to the Lessee, if Lessee is not in default of this Lease, an option to renew this Lease for two (2) additional five (5) year periods commencing from the base term expiration date as determined in Paragraph 3 above. Lessee is required to give Lessor a one-hundred-eighty (180) day written notice prior to the expiration of the base term of its intention to exercise each option to renew. The rent for the option periods shall be the base term rent adjusted in accordance with the Consumer Price Index, see Paragraph 5 below.

     5.  CONSUMER PRICE INDEX:  The rent provide for herein shall be increased
         --------------------
periodically in proportion to any increase in the Consumer Price Index. Upon the commencement of each Lease Year following the first Lease Year, the total Rent for the Leased Premises described in the Lease not yet paid prior to the commencement of the Lease Year shall be increased, but never decreased, to the dollar amount equal to the following expression:

                      CPI
                         2
                          X RD
                      ---
                      CPI
                         1

However, in no event shall the increase be less than four percent (4%) or above eight percent (8%) in any year period.

In interpreting this Section, the following definitions shall prevail:

     a) Consumer Price Index shall equal the U.S. Department of Labor, Consumer Price Index, for all urban consumers and revised CPI for urban wage earner and clerical workers, U.S. Cities Average - all items 1982-84=100 published in the Monthly Labor Review of the United States Department of Labor Statistics. If the Bureau of Labor Statistics shall change the method of determining the Consumer Price Index, the formula for determining the rent increase shall be altered or amended, if possible so as to continue the base period and base figure, but in the event it shall be impossible to do so, or in the event the Bureau of Labor Statistics shall cease to publish the said statistical information, and is not available from any other source, public or private, acceptable to both parties, then in any such events a new formula for determining the rent increase shall be adopted by agreement between the parties, or by arbitration if the parties are unable to agree, then a new formula for determining the rent increase shall be adopted for the parties by a board of arbitration, to consist of three (3) persons, one of whom shall be chosen by the Lessor, one of whom shall be chosen by the Lessee, and the third shall be chosen by the two so selected. If either of the parties shall fail to select an arbitrator within sixty (60) days after actual receipt of notice by the other party that an arbitrator has been selected, then a second arbitrator may be selected by the other party. The board of arbitration shall meet as soon as practical after the appointment and shall fix the formula for determining the rent increase, and shall file a written report with the Lessor and the Lessee signed by at least two (2) members of the board of arbitration which shall be final and shall be binding upon both parties.

     (b)  CPI equals the Consumer Price Index for the month fourteen
             1
(14) months prior to the commencement of the Lease Year. For purposes of definition, March, 1995 is fourteen months prior to a lease year commencing in May, 1996.
     (c)  CPI equals the Consumer Price Index for the month two (2)
             2
months prior to the commencement of the Lease Year. For purposes of definition, March, 1995 is two months prior to a lease year commencing May, 1995.
     (d) "RD" equals the total amount of the Rent, as increased by all prior adjustments, if any, pursuant to this Section, due during the entire Lease Term not yet paid by Lessee upon the commencement of the Lease Year.
     (e) If a Lease Year concludes during the twelve months preceding the expiration of the Lease Term, the period between the Lease Year so concluding and the expiration of the Lease Term shall be deemed to be a "Lease Year" for the purpose of this Section, despite the fact that the period deemed to be a Lease Year is less than twelve months in duration.

     6.  USE PROHIBITED:  Lessee shall not use any portion of the premises for
         --------------
purposes other than those specified hereinabove.  All work shall be done
                                                  ----------------------
within the premises, and no outside storage is permitted unless stipulated
--------------------------------------------------------
herein.

     7.  ACCEPTANCE OF PREMISES:  Lessee acknowledges that Lessor has not made
         ----------------------
any representations or warranties with respect to the condition of the premises, and neither Lessor or any assignee of Lessor shall be liable for any latent or patent defect therein, subject to paragraph 8 below. Lessor hereby assigns to Lesser all warranties made by others to Lessor with respect to improvements on the premises and any other rights it may have against contractors, suppliers or others with respect to negligence or faulty performance in connection with the construction or repair of such improvements. The taking of possession of the premises by Lessee shall be evidence that the premises were in satisfactory condition at the time such possession was taken.

     8.  LESSOR'S INITIAL REPAIRS:  Lessor shall repair the demising wall
         ------------------------
between Bay #1526 and Bay #1522, correct any existing code violations and delivered the premises to Lessee in "Broom-Clean" condition.

     9. GROSS LEASE DEFINED: The expenses attributable to each party are as follows:

          (a)  Real Property Taxes:  The base year shall be 1995 and shall be
               -------------------
paid by Lessor. Any increase subsequent to base year shall be the responsibility of Lessee on a pro rata basis (8.26%) and shall be reimbursed by Lessee to Lessor immediately upon invoicing by Lessor for such increase.

          (b)  Fire and Extended Coverage Insurance:  The base year shall be
               ------------------------------------
1996 and shall be paid by Lessor. Any increase subsequent to base year shall be the responsibility of Lessee on a pro rata basis (8.26%) and shall be reimbursed by Lessee to Lessor within 30 days upon invoicing by Lessor for such increase. Lessee covenants that it will do and/or will permit to be done no act which will increase fire hazard or rate of fire insurance on demised premises, or any property thereon; that it will obey all state and municipal laws and regulations relating to fire hazards, fire protections, and sanitation, and that it will commit no nuisance on the said premises. In the event Lessee's sole use of the demised premises causes an increase in the insurance premium, then Lessee shall be responsible for said increase, and such increase shall be paid to Lessor immediately upon invoicing.

          (c)  Maintenance - Exterior:  Exterior maintenance shall be paid by
               ----------------------
Lessor and shall include lawn, parking area, and entire exterior of building. (For doors, see Paragraph (d) below). Lessee agrees, however, to instruct employees to assist in "policing" the immediate area around the leased premises, and both Lessee and its employees are prohibited from indiscriminate littering which shall be a violation of this lease.

          (d)  Maintenance - Interior:  Interior maintenance shall be paid by
               ----------------------
Lessee and shall include all electrical, plumbing, carpet cleaning, pest control, air conditioning service and repairs, and maintenance of all doors in leased bay.

     10.  UTILITIES AND TRASH HAULING:
          ---------------------------
          (a)  Trash Pickup:  Lessee shall be responsible for its own trash
               ------------
receptacle and removal service.
          (b)  Water:  Lessor shall provide water for Lessee's use at Lessor's
               -----
own cost, except that water used by Lessee for any purpose other than drinking, lavatory, or toilet purposes, including water used by Lessee for supplementary air conditioning or supplementary refrigeration shall be paid for by Lessee to Lessor at rates which shall be set by Lessor at approximately the cost to Lessor.
          (c)  Electric:  All electrical services shall be paid by Lessee on a
               --------
separate meter.
          (d)  Any Other Utilities:  All other utilities shall be paid Lessee.
               -------------------

     11.  ELECTRICAL AND TELEPHONE SYSTEMS:  Lessee's use of electrical energy
          --------------------------------
in the premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the buildings electrical service, Lessee shall not, without Lessor's prior written consent in each instance, such consent not to be unreasonably withheld, connect appliances or equipment to the building, electric distribution system, telephone system, or make any alteration or addition to the electric system of the premises existing on the commencement date. Lessee's electrical usage under this lease contemplates only the use of normal and customary business equipment. In the event Lessee installs any equipment which uses substantial additional amounts of electricity, then Lessee agrees that Lessor's consent is required before the installation of such additional equipment. Lessee shall be solely liable for electrical and telephone expenses relating to the premises, including changes or alterations, if required. Lessor acknowledges that Lessee will be making substantial improvements and alterations to the premises and agrees to allow Lessee to make such improvements and alterations as long as

Lessee submits all plans and specifications to Lessor for Lessor's approval, which approval shall not be unreasonably withheld.

     12.  PERSONAL PROPERTY TAXES:  Personal property taxes shall be paid by
          -----------------------
Lessee (on inventory, furniture, fixtures and equipment, and so forth).

     13.  SIGNS:  Lessee shall have the right to install or cause to be
          -----
installed signs advertising its own business on the outside of the building in areas wherein Lessee it situated. All signs are to be removed or painted over at the end of the term or at the time it vacates the premises. Signs are at Lessee's expense, and Lessee must comply with all government authorities having jurisdiction. Lessee shall submit a sketch to Lessor for approval before any signage is installed.

     14.  INSURANCE:
          ---------
          Liability:  During the lease term, Lessee shall maintain in force a
          ---------
policy of insurance insuring Lessor (additional-insured) and Lessee against
                                                         ---
its liability for accidents on the leased premises with limits coverage of not less than $1,000,000. coverage per occurrence for bodily injury and property damage. Certificate of Insurance shall be furnished to Lessor reflecting said coverage. Such certificate shall provide for a thirty (30) day written notice to Lessor in the event of cancellation or material change in coverage.

     15.  INDEMNIFICATION BY LESSEE:  Lessee shall indemnify and hold Lessor
          -------------------------
and all superior lessors and superior mortgagees and his and their respective partners, directors, officers, agents, employees and beneficiaries (hereinafter collectively referred to as the "Lessor") harmless from and against any and all claims from or in connection with:
          (a) the conduct or management of the premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Lessor) in or about the premises during the term of this lease or during the period of time, if any, prior to the commencement date that Lessee may have given access to the premises;
          (b) any act, omission or negligence of Lessee or any of its subtenants or licensees or its or their partners, directors, offices, agents, employees or contractors;
          (c) any accident, injury or damage whatsoever (unless caused solely by Lessor's negligence) occurring in, at, or upon the premises;
          (d) any breach or default by Lessee in the full and prompt payment and performance of Lessee's obligation under this Lease, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Lessor and/or superior lessor or superior mortgagee and/or its or their partners, director, officers, agents and/or employees by reason of any such claim, Lessee, upon notice from Lessor or such superior lessor or superior mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Lessor or such superior lessor or superior mortgagee).
     16.  NON-LIABILITY OF LESSOR:  Neither Lessor nor any beneficiary, agent,
          -----------------------
servant, or employee of Lessor, nor any superior lessor nor any superior mortgagee shall be liable to Lessee for any loss, injury or damage to Lessee or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Lessor, his agents, servants or employees in the operation or maintenance of the premises or the building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Lessee or any of its subtenants or licensees or its or their employees, agents, or contractors. Lessee recognizes that any superior mortgagee shall not be liable to Lessee for injury, damage or loss caused by or resulting from the negligence of Lessor. Further, neither Lessor, any superior lessor or superior mortgagee, nor any partner, director, agent, servant, or employee of Lessor shall be liable:
          (a) for any such damage caused by other lessees or persons in, upon or about the building, or caused by operations in construction of any private, public, or quasi-public work;
          (b) for consequential damages arising out of any loss of use of the premises or any equipment or facilities therein by Lessee or any person claiming through or under Lessee, unless provide negligent in performing their duties through actions or inactions.
     17.  TRADE FIXTURES AND EQUIPMENT OF LESSEE:  All trade fixtures and
          --------------------------------------
equipment which are installed or placed on the leased premises by or at the expense of Lessee shall remain the property of the Lessee, and Lessee shall have the right to remove same at any time when it is not in default in any way of its agreements herein contained, except at the end of the lease term, any improvements to the structure itself shall become the property of the Lessor.
     18.  BUILDING ADDITIONS AND RENOVATIONS:  Lessee shall not renovate or
          ----------------------------------
alter the building structure in any manner without the prior consent of the Lessor, which consent shall not be unreasonably withheld.
     19.  ROOF AND STRUCTURE:  Lessee shall not attach any devices to the roof
          ------------------
members, roof deck or any portion of the building.
     20.  ASSIGNMENT AND SUBLETTING:  Lessee may assign this lease or sublet
          -------------------------
the premises, with the prior approval of the Lessor (said approval not to be unreasonably withheld), but no such assignment or subletting shall relieve the Lessee herein named of any of its obligations under this lease, and all assignees or subtenants shall be bound by the terms and provisions of this Lease. The sale of all or a controlling interest of stock of Lessee shall be deemed to be an assignment or sublease for the purposes of this paragraph.
     21.  SUBORDINATION OF LEASEHOLD:  Lessee agrees, upon request by Lessor,
          --------------------------
to subordinate its leasehold interest to the lien of any bona-fide mortgage that may be procured by Lessor on the leased premises, provided that the mortgagee of such mortgage shall permit Lessee to remain in possession of the leased premises as long as Lessee complied with and performs all of its covenants and undertakings under this Lease.
     22.  DAMAGE BY FIRE OR OTHER CASUALTY:  If the leased premises are
          --------------------------------
damaged by fire or other casualty, the Lessee shall give immediate notice to Lessor of such damage. If the damage shall amount to less than fifty (50%) percent loss and damage to the leased building, the Lessor shall immediately repair the damage and rebuild the building to substantially the same condition as it was prior to the damage, completing same with all reasonable speed and in all events within ninety (90) days from the date of the damage. If the loss or damage to the leased building shall amount to fifty (50%) percent or more, the Lessor shall have the option, such option to be exercised within fifteen (15) days after the date of the damage, to either terminate this Lease or repair the damage and rebuild the building, and if the latter option is exercised, the Lessor agrees to repair the damage and rebuild the building to substantially the same condition it was in prior to the damage, completing same with all reasonable speed, and in all events within one hundred fifty
(150) days from the date of the damage. In the event of any such damage, the rent payable under this Lease shall abate in proportion to the impairment of the use that can reasonable be made of the leased premises until the property can be rebuilt and repaired, and if the Lease is terminated as herein provided, rent shall cease as of the date of the damage.
     23.  EMINENT DOMAIN:  During the term of this Lease, in the event any
          --------------
portion of the leased building is taken by eminent domain, or in the event more than twenty (20%) percent of the area of the land on which access and parking rights are hereby granted is taken by eminent domain, or in the event by reason of taking by eminent domain the Lessee's operation of its business or its access thereto shall be materially impaired, Lessee shall have the right and option to terminate this Lease as of the date of taking by eminent domain. Whether or not Lessee shall exercise such right and option, it shall have and retain its right to compensation for business loss from the condemning authority in the event of taking by eminent domain.
     24.  DEFAULT IN RENT PAYMENT:  This Lease shall be in default in Lessee
          -----------------------
shall:
          (a) fail to pay any installment of base or additional rents or other amount (not in dispute) when due and payable, whether or not such payment shall have been demanded;
          (b) fail to perform or comply with any of the other conditions or agreements expressed or implied herein and fail to remedy such lack of compliance within ten (10) days after notice from Lessor of such default;
          (c) abandon, vacate, or not occupy the premises for fourteen (14) consecutive days;
          (d) liquidate or cease to exist, admit insolvency, seek relief under any law for the relief of debtors, make an assignment for the benefit of creditors or be the subject of a voluntary or involuntary petition in bankruptcy or receivership, or in the event of any like occurrence which, in the sole judgement of the Lessor, evidences the serious financial insecurity of the Lessee, or if the estate hereby created shall be levied upon or taken by execution or process of law, then and in any of such cases, regardless of any waiver or consent to any earlier event of default, Lessor, at its option, may exercise any and all remedies available to Lessor under law, all of such rights and remedies to be cumulative and not exclusive, including, without limitation, the following:
               (1) a. Lessor may terminate this lease upon five (5) days' written notice to Lessee, and this lease shall terminate on the date specified therein, and Lessee shall quit and surrender the premises by said date and remain liable as set forth below;
                    b. Lessor may enter upon the premises forthwith or at any subsequent time without notice or demand (which notice or demand is hereby expressly waived by Lessee) and thereby terminate the estate hereby created, and expel Lessee and those claiming under it and remove their effects without being guilty of any manner of trespass, and Lessee shall remain liable as set forth below. Lessee further agrees that if Lessor shall cause Lessee's goods or effects to be removed from the premises pursuant to the terms hereof or of any court order, Lessor shall not be liable or responsible for any loss or damage to Lessee's goods or effects, and the Lessor's act of so removing such goods or effects shall be the act of and for the account of Lessee.
                    c.  In the event of termination under Paragraphs (1)a. or
(1)b. above, Lessee shall pay to Lessor as current liquidated damages (i) the base rent and additional rents and other amounts payable hereunder up to the time of termination, and (ii) thereafter until the expiration of the then current term hereof, whether or not the premises shall be relit and as and when due in accordance with the provisions hereof, the base or additional rents and other sums payable hereunder if this lease had remained in effect, less the net proceeds to the Lessor of any reletting, including, without limitation, all costs, fees and expenses of repossession, brokers, advertising, attorneys, courts, repairing, cleaning, repainting, and remodeling the premises for reletting (said costs and expenses shall not exceed $8,000.00).
                    d. At any time after termination under Paragraphs (1)(a. or 1(b). above, whether or not Lessor shall have collected any amounts under Paragraph (1)c. above, Lessor shall be entitled, at Lessor's option, to obtain from Lessee, who shall pay to Lessor on demand as liquidated damages, and in lieu of amounts payable under Paragraph (1)c. above beyond the date of Lessor's receipt of such liquidated final damages, either (i) an amount equal to the present value to the Lessor of the lease as of the time of such demand, or (ii) the amount, if any, which the aggregate base or additional rents and other amounts which would be payable to Lessor if this lease remained in effect for the balance of the then current term exceeds, as of the date of the demand (i) the aggregate rent for the period ending on the same date as the end of the then current rent of this lease on any reletting of the premises by the Lessor, or (ii) if no reletting has occurred by the time of demand hereunder, the lowest aggregate rent reserved for such period for a like amount of space in the building.
                    e. Without waiving its rights to terminate at any time under Paragraphs (1)a. and (1)b. above, Lessor may continue this lease in effect for the remainder of the then current term or any extension, and Lessee shall remain liable and obligated under all of the covenants and conditions hereof during said period and shall pay as and when due the base and additional rents and other amounts payable hereunder as if the Lessee had not defaulted hereunder. In such event, Lessor may relet the premises for the account of Lessee crediting the rent received on such reletting to amounts owing by the Lessee hereunder. The Lessee hereby constitutes the Lessor its attorney-in-fact to take any and all such actions necessary or incidental to such reletting. Such continuance of this lease shall not constitute any waiver or consent by the Lessor of or to said default or any subsequent default.
               (2) In addition to the foregoing remedies and regardless of which remedies the Lessor pursues, Lessee covenants that it will indemnify Lessor from and against any loss or damage directly or indirectly sustained by reason of any termination resulting from any event of default as provided above. Lessor's damages hereunder shall include, but shall not be limited to, any loss of rent prior to or after reletting the premises, broker's commissions, advertising costs, reasonable costs of repairing, cleaning, repainting and remodeling the premises for reletting, moving and storage charges incurred by Lessor in moving Lessee's property and effects, and legal costs and reasonable attorney's fees incurred by Lessor in any proceedings resulting from Lessee's default, collecting any damages hereunder, obtaining possession of the premises by summary process or otherwise, or reletting the premises.
               (3) In the event that any court or governmental authority shall limit any amount which the Lessor may be entitled to recover under this Paragraph, Lessor shall be entitled to recover the maximum amount permitted under law. Nothing in the Paragraph shall be deemed to limit Lessor's recovery from Lessee of the maximum amount permitted under law or of any other sums or damages which Lessor may be entitled to so recover in addition to the damages set forth herein.
               (4) Nothing in this Paragraph shall be deemed to require the Lessor to relet the premises or to take any other action with regard to the premises, and the Lessor shall not be liable for any failure to relet, collect rent, or take any other action with regard to the premises after termination under Paragraph 1. or 2. above. Lessee hereby waives any right of redemption which it may have by reason of Lessee's default or eviction hereunder.
               (5) The parties hereto expressly agree that this lease and the estate created hereby shall not continue or inure to the benefit of any assignee, receiver or trustee in bankruptcy, except at the option of Lessor.
     25.  ACCESS FOR INSPECTION AND SHOWING:  Upon reasonable notice to Lessee
          ---------------------------------
and during normal business hours, Lessor and its agents shall have the right to enter and/or pass through the premises at any time or times to examine the premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees or lessors of the building. During the period two (2) months prior to the expiration date of this lease, Lessor and its agents may exhibit the premises to prospective lessees.
     26.  BREACH OF LEASE:  If the Lessee shall fail to perform, or shall
          ---------------
breach any agreement of this lease (other than the agreement of the Lessee to pay rent) of thirty (30) days after having been given a written notice specifying the performance required, the Lessor may institute action in a court of competent jurisdiction to terminate this lease or to compel performance of this agreement. The prevailing party in that litigation shall be paid by the losing party for all expenses of such litigation, including a reasonable attorney's fee.
     27.  NOTICES:  All rent payments and notices required to Lessor under
          -------
this Lease shall be paid and given or mailed to:

                        RAUCH, WEAVER, MILLSAPS & CO.
                        871 East Commercial Boulevard
                        Fort Lauderdale, FL  33334

or to such other person or firm or at such other place as Lessor shall from time to time specify in writing to Lessee. All notices given under this Lease to Lessee shall be given or mailed to address of leased premises. Any such notice properly mailed by United States mail, postage and fee prepaid and certified-return receipt requested, shall be deemed delivered when receipted for.
     28.  DELIVERING PREMISES:  Lessee shall deliver the demised premises at
          -------------------
the end of the lease term or extended term, if extended, in the same condition as at the time of commencement of the lease term, except for ordinary wear and tear.
     29.  QUIET ENJOYMENT:  Lessor covenants that if Lessee shall pay
          ---------------
the rentals on time and perform its agreements hereunder, Lessor shall and will protect and defend against any interference with the Lessee's use and quiet enjoyment of the leased property during the term of this Lease.
     30.  REALTOR AND REALTOR FEES:  Realtor is RAUCH, WEAVER, MILLSAPS & CO.
          ------------------------
by separate agreement.  No obligation for fee exists on the part of Lessee.
     31.  RECORDING:  This contract is not to be recorded, unless mutually
          ---------
agreed, in writing, by both parties hereto.
     32.  PARKING AND DRIVEWAYS:  Parking shall not be designated; however,
          ---------------------
spaces are generally acknowledged to be available to Lessee in the adjacent area to the leased building premises. Lessee shall not barricade the driveways or parking areas in any manner and shall cooperate with other tenants in the total complex. In the event of a dispute, Lessor reserves the right to designate parking spaces.
     33.  OBSTRUCTION:  Lessee shall neither obstruct the sidewalks or parking
          -----------
lots in front of the building or the premises or the area around the building or premises in any manner whatsoever.
     34.  SECURITY DEPOSIT:  Lessee has deposited with Lessor the security
          ----------------
deposit in the amount set forth in Paragraph 1 herein for the performance of each and every covenant and agreement to be performed by Lessee under this lease. Lessor shall have the right, but not the obligation, to apply the security deposit in whole or in part as payment of such amounts as are reasonably necessary to remedy Lessee's defaults in the payment of rent or in the performance of the covenants or agreements contained herein. Lessee's liability is not limited to the amount of the security deposit. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the said security shall be returned to Lessee within fifteen (15) days after the date fixed as the end of the lease and after delivery to Lessor of entire possession of the demised premises.
     35.  GENERAL:  In referring to Lessee or Lessor, the singular shall
          -------
include the plural, and the use of the masculine gender shall include all genders. The covenants and agreements herein contained shall be binding upon and endure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall constitute a Florida contract and be construed according to the laws of that state.
     36.  DOING BUSINESS IN THE STATE OF FLORIDA:  Lessee agrees to file the
          --------------------------------------
necessary papers, if required, with the Secretary of State authorizing Lessee to do business in Florida and shall accept "service" legally in Florida, if "service" is required in the future.
     37.  HAZARDOUS WASTE:  Lessee shall comply strictly and in all respects
          ---------------
with the requirements of the hazardous waste related regulations and with all similar laws and regulations and shall notify Lessor immediately in the event of any discharge or discovery of any hazardous substances at, upon, under or within the leased property. Lessee shall promptly forward to Lessor copies of all orders, permits, applications, or other communications and reports in connection with any discharge or the presence of any hazardous substances or any other matters relating to the hazardous waste laws or any similar laws or regulations as they may affect the leased property.

     No other agreement, written or verbal, exists unless attached and made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this instruction under seal the day, month and year hereinafter shown.

WITNESS:                                 Lessor:    FREDRIC C. STEIN

                                         By:
----------------------------------          --------------------------


----------------------------------       Date:  March      , 1996
                                                       ----

                                         Lessee:  TELCO COMMUNICATIONS
                                                  GROUP, INC.


                                         By: /s/ Bryan Rachlin
                                             -----------------------------
                                         Title:  General Counsel
                                                 -----------------------

                                         Date:   March 18, 1996